                                  PROMISSORY NOTE

US $ 63,936.83                                             OCTOBER 6TH, 1998

FOR VALUE RECEIVED, the undersigned promise(s) to pay to the order of Triangle Plastics, Inc. at 2349 Jamestown Avenue, Independence, Iowa 50644 the sum of SIXTY-THREE THOUSAND NINE HUNDRED THIRTY-SIX AND 83/100 DOLLARS ($63,936.83) with interest thereon from January 1, 1998, payable monthly at a per annum rate of interest equal to the prime interest rate plus 2 points as published in the Wall Street Journal each month until paid hereof as follows:

$500.00 due on the first (1st) and fifteenth (15th) of each month beginning October 1, 1998 with the entire remaining balance (including the accrued interest) due at the earlier of the happening of the following three events:
1) The Initial Public Offering of Bright Technologies, Inc. becoming final;
2) The sale of the majority ownership in any company owned or controlled by Joseph Passalaqua, or 3) The arrival of April 1, 1999.

Interest shall first be deducted from the payment and any balance shall be applied to the principal. Principal and interest not paid when due shall draw interest at the rate of 18% per annum. Upon default in payment of any interest or any installment of principal, the whole amount then unpaid shall become due and payable at the option of the holder without notice. The undersigned, in case of suit on this note agrees to pay attorney's fees. Marker, endorsers and sureties waive demand of payment, notice of non-payment, protest and notice. Sureties, endorsers and guarantors agree to all of the provisions of this note, and consent that the time or times of payment of all or any part hereof may be extended after maturity, from time to time, without notice.

Address:  Bright Technologies, Inc.
          1856 Corporate Drive, Suite 150
          Norcross, Georgia 30093

          Phone:  (770) 931-9826
                  (315) 453-2323


Bright Technologies, Inc.

By: /s/ Joseph Passalaqua, Pres.
   -----------------------------------
     Joseph Passalaqua, President